                                     Exhibit 99.1

Contacts:               Linda H. Simmons                                                         Debbie Mandeville
Chief Financial Officer                                                  Investor Relations Officer
(401) 574-1652                                                                (401) 574-1547
lsimmons@bankri.com                                                 dmandeville@bankri.com

BancorpRI Announces First Quarter 2011 Results

Continued Earnings Growth
Net Interest Margin Improvement

Providence, R.I. – April 28, 2011 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $2.3 million for the quarter ended March 31, 2011, an increase of 4.0 percent compared to the first quarter 2010 net income of $2.2 million and a 8.5 percent increase from net income of $2.1 million in the fourth quarter 2010.  The Company’s diluted earnings per share (EPS) was $0.49 for the first quarter 2011 compared to $0.48 for the prior year first quarter and $0.45 for the fourth quarter 2010.

“We have maintained a disciplined operating approach in what continues to be a less than favorable economic environment,” commented President and CEO, Merrill W. Sherman.  “We are pleased to be off to a solid start in 2011.”

The Company’s commercial loan and lease portfolio continued its upward trend, growing to $783.7 million as of March 31, 2011.  This represented increases of $3.4 million from year-end 2010 and $31.5 million, or 4.2 percent, from March 31, 2010. Consumer loans were $210.1 million at March 31, 2011, flat compared to December 31, 2010 and up 4.3 percent from a year ago.  Residential mortgage loans were $160.7 million as of March 31, 2011, down 2.6 percent from year-end 2010.

Core deposit (demand deposits, NOW, money market and savings accounts) trends remain positive at March 31, 2011.  The growth from year-end was driven primarily by money market and savings accounts, partly offset by a decline in demand deposits which posted record annual growth in the fourth quarter 2010.  At the end of the first quarter, core deposits stood at 70.4 percent of total deposits compared to 65.8 percent a year ago and 69.0 percent at year-end 2010.  Higher cost time deposits continue to decline as expected, consistent with the Company’s objective to lower its funding costs.  Total deposits were $1.1 billion at March 31, 2011, a decrease of $18.5 million from December 31, 2010.

BancorpRI Q1 Results
Page Two

Net interest income for the first quarter 2011 increased to $13.5 million from $13.1 million in the first quarter 2010 and $13.2 million in the fourth quarter 2010.  Net interest margin for the first quarter 2011 rose to 3.58 percent, representing an improvement of 6 basis points from the first quarter 2010 and 9 basis points from the fourth quarter 2010.

Noninterest income was $2.3 million for the first quarter 2011, unchanged from the first quarter 2010 and down $341,000 from $2.7 million in the fourth quarter 2010. The latter decline was primarily due to a reduction in loan related fees and service charges on deposit accounts.

Noninterest expense was $11.3 million in the first quarter 2011, up $781,000 compared to the first quarter 2010 and up $1.3 million from the fourth quarter 2010.  The increase compared to the prior periods was largely attributable to an accrual related to a judgment issued with respect to a previously disclosed jury verdict against the Bank.  Excluding this accrual, noninterest expenses were flat compared to the first quarter 2010.

Nonperforming assets at March 31, 2011 totaled $17.5 million or 1.09 percent of total assets.  This represented a slight decrease from $17.6 million, or 1.10 percent of total assets, at December 31, 2010.  Net charge-offs were $1.6 million, or 0.55 percent of average loans and leases, for the first quarter 2011, up slightly from $1.5 million, or 0.55 percent of average loans and leases, in the first quarter 2010 but down from $2.0 million, or 0.69 percent of average loans and leases, in the fourth quarter 2010.

The provision for loan and lease losses was $1.1 million for the first quarter 2011, compared to $1.6 million in the first quarter 2010 and $2.4 million on a linked-quarter basis.  The allowance for loan and lease losses was $18.2 million at March 31, 2011, a decrease of $432,000, or 2.3 percent, from year-end 2010.  The allowance for loan and lease losses as a percent of total loans and leases was 1.58 percent at March 31, 2011 compared to 1.61 percent at December 31, 2010.

Total assets at March 31, 2011 were $1.6 billion, up slightly from year-end 2010.

At March 31, 2011, the Company’s tier 1 capital ratio was approximately 8.10 percent and its total risk-based capital ratio was approximately 12.60 percent.

The Company’s Board of Directors approved a dividend of $0.19 per share.  The dividend will be paid on June 8, 2011, to shareholders of record on May 18, 2011.

BancorpRI Q1 Results
Page Three

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 17 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of March 31, 2011, BankRI had $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.

On April 19, 2011, the Company entered into a merger agreement with Brookline Bancorp, Inc. (“Brookline Bancorp”) pursuant to which the Company will merge with and into Brookline Bancorp, whereupon the separate corporate existence of the Company will cease and its subsidiary, Bank Rhode Island will become a wholly owned subsidiary of Brookline Bancorp.  In connection with the merger, Brookline Bancorp intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a proxy statement of the Company and a prospectus of Brookline Bancorp, as well as other relevant materials concerning the merger.  Investors and security holders of the Company are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Brookline Bancorp, the Company and the proposed transaction.  The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by Brookline Bancorp or the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors may obtain free copies of the documents filed by Brookline Bancorp with the SEC by directing a written request to Paul R. Bechet, Chief Financial Officer, Brookline Bancorp, 160 Washington Street, Brookline, MA 02445.  Investors may obtain free copies of the documents filed by the Company with the SEC by directing a written request to Linda H. Simmons, Chief Financial Officer, One Turks Head Place, Providence, Rhode Island 02903.  The Company and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the merger. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 15, 2011. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the merger when it becomes available.

###

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)
	Three Months Ended
	March 31,
	2011	2010
(In thousands, except per share data)

FINANCIAL DATA:
Net interest income	$13,515	$13,088
Provision for loan and lease losses	1,125	1,600
Noninterest income	2,332	2,315
Noninterest expense	11,269	10,488
Net income	2,307	2,219

FINANCIAL PERFORMANCE RATIOS:
Return on assets (3) (6)	0.59%	0.57%
Return on equity (4) (6)	7.25%	7.32%
Net interest margin (2) (6)	3.58%	3.52%
Efficiency ratio (5) (6)	71.11%	68.09%

PER SHARE DATA:
Earnings per share - basic	$0.49	$0.48
Earnings per share - diluted	0.49	0.48
Book value per share of common stock	27.77	26.69
Tangible book value per share of common stock	25.15	24.05
Market value (at period end)	30.87	27.35
Dividends per share	0.19	0.17

CAPITAL RATIOS:
Tier 1 capital ratio (7)	8.10%	7.80%
Total risk-based capital ratio (7)	12.60%	12.03%
Tangible common equity ratio (1) (6)	7.40%	7.08%

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
	(In thousands)
BALANCE SHEET:
Total assets	$1,606,508	$1,603,759	$1,573,323	$1,613,520	$1,586,778
Total loans and leases	1,154,448	1,155,489	1,135,227	1,136,524	1,123,838
Total deposits	1,101,661	1,120,166	1,115,683	1,174,020	1,107,071
Shareholders' equity	130,192	128,678	130,769	129,127	123,679

ASSET QUALITY:
Total nonperforming assets	$17,473	$17,643	$15,152	$16,759	$16,392
Nonperforming assets / total assets	1.09%	1.10%	0.96%	1.04%	1.03%
Allowance for loans and leases	$18,222	$18,654	$18,212	$17,396	$16,625
Allowance to total loans and leases	1.58%	1.61%	1.60%	1.53%	1.48%
Net charge-offs	$1,557	$1,993	$459	$779	$1,511
Net charge-offs to average loans	0.55%	0.69%	0.16%	0.28%	0.55%

	BANCORP RHODE ISLAND, INC.
	Selected Financial Highlights (unaudited)

		Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
		(in thousands)
LOAN AND LEASE PORTFOLIO:

Commercial loans and leases:
	Commercial real estate - non-owner occupied	$196,353	$200,809	$202,342	$191,345	$193,868
	Commercial real estate - owner occupied	183,111	179,766	177,526	179,109	172,174
	Commercial & industrial	161,004	157,879	156,042	163,088	164,448
	Multifamily	84,772	79,934	73,375	67,588	66,716
	Small business	62,233	62,841	59,756	59,833	57,911
	Construction	28,273	30,349	31,035	30,675	30,105
	Leases and other	72,156	73,054	76,417	77,688	72,969
	Subtotal	787,902	784,632	776,493	769,326	758,191
	Unearned lease income	(5,962)	(6,159)	(6,516)	(6,777)	(7,039)
	Net deferred loan origination costs	1,756	1,791	1,777	1,825	1,041
	Total commercial loans and leases	783,696	780,264	771,754	764,374	752,193

Residential mortgages		160,658	164,877	161,106	164,750	170,200

Consumer loans		210,094	210,348	202,367	207,400	201,445

	Total loans and leases	$1,154,448	$1,155,489	$1,135,227	$1,136,524	$1,123,838

(1)	Calculated by dividing common shareholders’ equity less goodwill by total assets less goodwill.
(2)	Calculated by dividing annualized net interest income by average interest-earning assets.
(3)	Calculated by dividing annualized net income by average total assets.
(4)	Calculated by dividing annualized net income applicable to common shares by average common shareholders’ equity.
(5)	Calculated by dividing noninterest expense by net interest income plus noninterest income.
(6)	Non-GAAP performance measure.
(7)	Tier 1 capital and total risk-based capital ratio are estimated for March 31, 2011.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheet (unaudited)
	March 31,	December 31,
	2011	2010
	(In thousands)
ASSETS:
Cash and due from banks	$16,573	$14,384
Overnight investments	551	395
Total cash and cash equivalents	17,124	14,779
Available for sale securities (amortized cost of $359,299 and
$357,402, respectively)	361,579	360,025
Stock in Federal Home Loan Bank of Boston	16,274	16,274
Loans and leases receivable:
Commercial loans and leases	783,696	780,264
Residential mortgage loans	160,658	164,877
Consumer and other loans	210,094	210,348
Total loans and leases receivable	1,154,448	1,155,489
Allowance for loan and lease losses	(18,222)	(18,654)
Net loans and leases receivable	1,136,226	1,136,835
Premises and equipment, net	11,677	11,889
Goodwill	12,262	12,262
Accrued interest receivable	4,411	4,842
Investment in bank-owned life insurance	31,580	31,277
Prepaid expenses and other assets	15,375	15,576
Total assets	$1,606,508	$1,603,759

LIABILITIES:
Deposits:
Demand deposit accounts	$254,291	$264,274
NOW accounts	65,127	70,327
Money market accounts	113,126	96,285
Savings accounts	343,286	341,667
Certificates of deposit accounts	325,831	347,613
Total deposits	1,101,661	1,120,166
Overnight and short-term borrowings	36,068	40,997
Wholesale repurchase agreements	19,801	20,000
Federal Home Loan Bank of Boston borrowings	273,582	260,889
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	31,801	19,626
Total liabilities	1,476,316	1,475,081
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (5,074,192 shares and 5,047,942 shares, respectively)	50	50
Additional paid-in capital	74,556	73,866
Treasury stock, at cost (385,950 shares and 373,850 shares, respectively)	(12,897)	(12,527)
Retained earnings	67,001	65,584
Accumulated other comprehensive income, net	1,482	1,705
Total shareholders’ equity	130,192	128,678
Total liabilities and shareholders’ equity	$1,606,508	$1,603,759

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)
	Three Months Ended
	March 31,
	2011	2010
	(In thousands, except per share data)
Interest and dividend income:
Overnight investments	$-	$5
Mortgage-backed securities	2,625	3,229
Investment securities	397	550
Federal Home Loan Bank of Boston stock dividends	12	-
Loans and leases	14,550	14,568
Total interest and dividend income	17,584	18,352
Interest expense:
Deposits	1,459	2,278
Overnight and short-term borrowings	10	18
Wholesale repurchase agreements	139	139
Federal Home Loan Bank of Boston borrowings	2,296	2,665
Subordinated deferrable interest debentures	165	164
Total interest expense	4,069	5,264
Net interest income	13,515	13,088
Provision for loan and lease losses	1,125	1,600
Net interest income after provision for loan and lease losses	12,390	11,488
Noninterest income:
Total other-than-temporary impairment losses on
available for sale securities	-	(1,592)
Non-credit component of other-than-temporary impairment losses
recognized in other comprehensive income	-	1,021
Credit component of other-than-temporary impairment losses on	-	(571)
available for sale securities
Service charges on deposit accounts	1,140	1,264
Income from bank-owned life insurance	303	315
Loan related fees	220	189
Gain on sale of available for sale securities	212	475
Commissions on nondeposit investment products	194	237
Net (loss) gain on lease sales and commissions on loans
originated for others	(4)	36
Other income	267	370
Total noninterest income	2,332	2,315
Noninterest expense:
Salaries and employee benefits	5,934	5,843
Occupancy	907	861
Data processing	681	654
Professional services	606	632
FDIC insurance	477	475
Operating	454	462
Marketing	353	258
Equipment	276	255
Loan workout and other real estate owned	206	336
Loan servicing	144	176
Other expenses	1,231	536
Total noninterest expense	11,269	10,488
Income before income taxes	3,453	3,315
Income tax expense	1,146	1,096
Net income	$2,307	$2,219

Per share data:
Basic earnings per common share	$0.49	$0.48
Diluted earnings per common share	$0.49	$0.48
Cash dividends declared per common share	$0.19	$0.17
Weighted average common shares outstanding – basic	4,683	4,622
Weighted average common shares outstanding – diluted	4,715	4,650

BANCORP RHODE ISLAND, INC.
Asset Quality Analysis (unaudited)

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
	(Dollars in thousands)
NONPERFORMING ASSETS:

Nonperforming loans & leases:
Commercial real estate	$4,792	$5,273	$5,384	$5,131	$4,952
Commercial & industrial	2,255	2,462	1,455	1,155	1,544
Multifamily	1,050	717	-	-	-
Small business	1,059	1,090	1,158	986	957
Construction	232	469	469	469	710
Leases	591	581	1,115	2,252	1,415
Residential mortgage	4,926	5,045	3,570	3,737	4,349
Consumer	993	876	871	1,081	442
Total nonperforming loans & leases	15,898	16,513	14,022	14,811	14,369

Other real estate owned	1,575	1,130	1,130	1,948	2,023

Total nonperforming assets	$17,473	$17,643	$15,152	$16,759	$16,392

Total nonperforming loans & leases / total loans & leases	1.38%	1.43%	1.24%	1.30%	1.28%
Total nonperforming assets / total assets	1.09%	1.10%	0.96%	1.04%	1.03%

PROVISION AND ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$18,654	$18,212	$17,396	$16,625	$16,536
Charged-off loans & leases	(1,686)	(2,154)	(487)	(909)	(1,612)
Recoveries on charged-off loans & leases	129	161	28	130	101
Net loans & leases charged-off	(1,557)	(1,993)	(459)	(779)	(1,511)
Provision for loan and lease losses	1,125	2,435	1,275	1,550	1,600
Balance at end of period	$18,222	$18,654	$18,212	$17,396	$16,625

Allowance to nonperforming loans & leases	114.62%	112.97%	129.88%	117.45%	115.70%
Allowance to total loans & leases	1.58%	1.61%	1.60%	1.53%	1.48%

NET CHARGE-OFFS:

Commercial real estate	$532	$726	$-	$(100)	$549
Commercial & industrial	-	487	(5)	(4)	(11)
Construction	237	-	-	-	-
Other commercial loans & leases	397	565	226	387	529
Residential mortgages	379	141	89	490	347
Consumer	12	74	149	6	97
Total net charge-offs	$1,557	$1,993	$459	$779	$1,511

Net charge-offs to average loans & leases	0.55%	0.69%	0.16%	0.28%	0.55%

DELINQUENCIES AND NON-ACCRUING LOANS AND LEASES AS % OF TOTAL LOANS:

Loans & leases 30-59 days past due	0.83%	0.56%	0.47%	0.90%	0.90%
Loans & leases 60-89 days past due	0.28%	0.21%	0.22%	0.21%	0.22%
Loans & leases 90+ days past due and still accruing	0.06%	-	-	0.08%	-
Total accruing past due loans & leases	1.17%	0.77%	0.69%	1.19%	1.12%

Non-accrual loans & leases	1.32%	1.43%	1.24%	1.22%	1.28%

Total delinquent and nonaccrual loans & leases	2.49%	2.20%	1.93%	2.41%	2.40%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Three Months Ended March 31,
(Dollars in thousands)
	2011			2010
	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$762	$-	0.19%	$2,292	$5	0.87%
Available for sale securities	355,404	3,022	3.40%	372,516	3,779	4.06%
Stock in the FHLB	16,274	12	0.31%	16,274	-	0.00%
Loans and leases receivable:
Commercial loans and leases	777,681	10,656	5.54%	730,907	10,311	5.71%
Residential mortgages loans	163,640	1,699	4.15%	172,408	2,029	4.71%
Consumer and other loans	210,548	2,195	4.23%	203,840	2,228	4.43%
Total earning assets	1,524,309	17,584	4.65%	1,498,237	18,352	4.94%
Cash and due from banks	17,117			13,451
Allowance for loans and leases	(18,528)			(17,225)
Premises and equipment	11,797			12,359
Goodwill, net	12,262			12,179
Accrued interest receivable	4,269			4,372
Bank-owned life insurance	31,388			30,118
Prepaid expenses and other assets	15,366			18,579
Total assets	$1,597,980			$1,572,070

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$68,042	$46	0.27%	$68,669	$15	0.08%
Money market accounts	105,289	172	0.66%	71,387	149	0.85%
Savings accounts	343,366	270	0.32%	369,750	531	0.58%
Certificate of deposit accounts	335,236	971	1.17%	385,599	1,583	1.67%
Overnight and short-term borrowings	39,769	10	0.10%	39,161	18	0.19%
Wholesale repurchase agreements	20,045	139	2.77%	18,222	139	3.06%
FHLB borrowings	272,971	2,296	3.37%	271,742	2,665	3.92%
Subordinated deferrable interest debentures	13,403	165	4.94%	13,403	164	4.90%
Total interest-bearing liabilities	1,198,121	4,069	1.38%	1,237,933	5,264	1.72%

Noninterest-bearing deposits	254,722			199,735
Other liabilities	16,076			11,427
Total liabilities	1,468,919			1,449,095

Shareholders' equity:	129,061			122,975
Total liabilities and shareholders' equity	$1,597,980			$1,572,070

Net interest income		$13,515			$13,088

Net interest spread			3.27%			3.22%

Net interest margin			3.58%			3.52%